SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[ ]  Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[X]  Definitive Information Statement


                     FIN SPORTS U.S.A., INC.
         (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)   Title of each class of securities to which transaction applies: N/A

2)   Aggregate number of securities to which transaction applies: N/A

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A

4)   Proposed maximum aggregate value of transaction: N/A

5)   Total fee paid:   N/A

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

          1)   Amount Previously Paid:    $0

          2)   Form, Schedule or Registration Statement No.: N/A

          3)   Filing Party:   N/A

          4)   Date Filed: N/A

                       FIN SPORTS U.S.A., INC.

                      5525 South 900 East, #110
                      Salt Lake City, Utah 84117

                   Telephone No.: 801-262-8844

                      Facsimile No.: 801-262-6262


                      INFORMATION STATEMENT

          WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
                  REQUESTED NOT TO SEND A PROXY


                        TABLE OF CONTENTS

Introduction

Dissenters' Rights of Appraisal

Interest of Certain Persons in Matters to be Acted Upon

Voting Securities and Principal Holders Thereof

     Voting Securities

     Security Ownership of Principal Holders and Management

     Contractual Arrangements Regarding Changes in Control and Changes in Control Since the Beginning of the Last Fiscal Year

Election of Directors

     Business Experience of Nominees for Election of Directors

     Family Relationships Between any Current Director or Executive Officer or a Nominee to Become a Director

     Compliance with Section 16(a) of the Exchange Act

     Involvement in Certain Legal Proceedings

     Certain Relationships and Related Transactions

     Changes in Control

     Executive Compensation

Amendments to the Articles of Incorporation

     Forward Split, Capital Increase and Name Change

     Fractional Shares and Stock Certificates

          Fractional Shares

          Stock Certificates

Lifef/x, Inc. 1999 Long Term Incentive Plan

     General

     Administration

     Shares Subject to the Plan

     Options

     Restricted Stock Awards

     SARs

     Performance Units

     Restrictions on Transfer

     Adjustment Provisions

     Effect of Corporate Events

     Duration, Amendment and Termination

     Federal Income Tax Consequences of Awards

Vote Required for Approval

Additional Information

Exhibit Index

 19        10-KSB Annual Report of Fin for the year ended December 31, 1998

 99        Lifef/x, Inc. 1999 Long Term Incentive Plan

                          INTRODUCTION

     This Information Statement is being furnished to stockholders of Fin Sports U.S.A., Inc., a Nevada corporation ("Fin"), in connection with resolutions of the Board of Directors and persons owning a majority of the outstanding voting securities of Fin, for (1) the election of directors for the coming year (the "Election of Directors"); (2) providing for amendments to its Articles of Incorporation (i) to effect a forward split of 1.5384741 shares for one, which will increase the present outstanding shares of common stock of Fin from 1,083,324 shares to 1,666,666 shares (the "Forward Split");
(ii) to increase the authorized capital of Fin from 50,000,000 shares of $0.001 par value common stock to 100,000,000 shares of $0.001 par value common stock (the "Capital Increase"); and (iii) to change the name of Fin to "Lifef/x, Inc." or some similar name selected by the Board of Directors (the "Name Change"); and to adopt the Lifef/x, Inc. 1999 Long Term Incentive Plan (the "Incentive Plan").

     Copies of the 10-KSB Annual Report of Fin for the year ended December 31, 1998, and the Incentive Plan, are attached hereto and incorporated herein by reference. See the Exhibit Index.

     The Board of Directors, unanimously, and Leonard W. Burningham, Esq., Duane S. Jenson and Sheryl Ross, persons who collectively own in excess of 95% of the outstanding voting securities of Fin, have unanimously adopted, ratified and approved resolutions for the Election of Directors, to effect the Forward Split, the Capital Increase and the Name Change, and to adopt the Incentive Plan; no other votes are required or necessary. See the captions "Voting Securities and Principal Holders Thereof" and "Vote Required for Approval," below.

     The Forward Split and the Capital Increase will be effective on the 21st day following the mailing of a definitive copy of this Information Statement to the Fin Stockholders (the "Effective Date"). The Name Change, the Election of Directors and the adoption of the Incentive Plan are subject to and will be effective upon the closing of a triangular merger between Pacific Title/Mirage, Inc., a Delaware corporation ("PTM"), and a wholly-owned subsidiary of Fin to be formed in Delaware for the sole purpose of effecting this merger (the "PTM Merger"). See the heading "Contractual Arrangements Regarding Changes in Control and Changes in Control Since the Beginning of the Last Fiscal Year," for information respecting present negotiations regarding the PTM Merger.

     In late 1998, Fin filed a 10-SB Registration Statement and related amendments with the Securities and Exchange Commission, which, together with all other reports previously filed by Fin with the Securities and Exchange Commission, may be viewed on the Securities and Exchange Commission's web site at www.sec.gov in the EDGAR Archives. Fin is presently "current" in the filing of all reports required to be filed by it. See the caption "Additional Information," below.

                           DISSENTERS' RIGHTS OF APPRAISAL

     The Nevada Revised Statutes (the "Nevada Law") do not provide for dissenters' rights of appraisal in connection with the Election of Directors, the Forward Split, the Capital Increase, the Name Change or the adoption of
the Incentive Plan.   Further, no stockholders' vote is required to complete
the PTM Merger, and no dissenters' rights of appraisal apply to the PTM
Merger.


             INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

     No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial present interest, direct or indirect, by security holdings or otherwise, other than the election to office, in the Election of Directors, the proposed amendments to Fin's Articles of Incorporation, the adoption of the Incentive Plan or in any action covered by the related resolutions adopted by the Board of Directors and the three majority stockholders, which is not shared by all other stockholders; however, see the heading "Contractual Arrangements Regarding Changes in Control and Changes in Control Since the Beginning of the Last Fiscal Year," respecting present negotiations regarding the PTM Merger. In the event of the completion of the PTM Merger, present nominees for Election of Directors may qualify to participate in the Incentive Plan. Also, see the heading "Lifef/x, Inc. 1999 Long Term Incentive Plan," below.

               VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Voting Securities.
------------------

     The securities that would have been entitled to vote if a meeting was required to be held for the Election of Directors, to effect the Forward Split, the Capital Increase and the Name Change, and to adopt the Incentive Plan consist of shares of $0.001 par value common stock of Fin. Each share of common stock is entitled to one vote. The number of outstanding shares of common stock at the close of business on the date hereof, the record date for determining stockholders who would have been entitled to notice of and to vote on the proposed amendments to Fin's Articles of Incorporation, is 1,083,324.

Security Ownership of Principal Holders and Management.
-------------------------------------------------------

     To the knowledge of management and based upon a review of the stock ledger maintained by Fin's transfer and registrar agent, American Registrar & Transfer Co. of Salt Lake City, Utah, the following table sets forth the beneficial ownership of persons who own more than 5% of Fin's common stock as of the date hereof, and the share holdings of management, to-wit:

                                  Positions        Number and Percentage
Name and Address                    Held        of Shares Beneficially Owned
----------------                    ----        ----------------------------

Leonard W. Burningham, Esq.     Stockholder            101,231 -  9.3%
455 E. 500 S. #205
SLC, UT 84111

Duane S. Jenson                 Stockholder            844,491 - 78.4%
5525 S. 900 E. #110
SLC, UT  84117

Sheryl Ross                     Stockholder             84,616 -  7.8%
455 E. 500 S. #205
SLC, UT 84111

Wayne Bassham                   Director and                 0    0.0%
8867 S. Capella Way             President
Sandy, UT 84093

Kent Faulkner                   Director and                 0    0.0%
1667 E. Ensign Circle           Secretary
SLC, UT 84121



Todd Albiston                   Director and                 0    0.0%
8346 S. Viscounti Dr.           Vice President
Sandy, UT 84093

     * The directors, executive officers and three majority stockholders (Messrs. Burningham, Jenson and Ms. Ross) have adopted, ratified and approved resolutions to Elect the Directors, to effect the Forward Split, the Capital Increase and the Name Change and to adopt the Incentive Plan; no other votes are required or necessary. See the caption "Vote Required for Approval," below.

     No nominee for Election of Directors presently owns any shares of common stock of Fin; however, see the heading "Contractual Arrangements Regarding Changes in Control and Changes in Control Since the Beginning of the Last Fiscal Year," respecting present negotiations regarding the PTM Merger. The present nominees are currently directors, executive officers or stockholders of PTM.

Contractual Arrangements Regarding Changes in Control and Changes in Control Since the Beginning of the Last Fiscal Year.
--------------------------------------------

     There are no present arrangements or understandings which may result in a change in control of Fin, and there has been no change in control of Fin since the beginning of its current fiscal year, January 1, 1999; however, Fin is presently involved in negotiations to acquire PTM in a triangular merger with a yet to be formed wholly-owned subsidiary of Fin. There presently is no written agreement with PTM, and there are numerous conditions to be satisfied before any such agreement can be finalized; accordingly, there can be no assurance that these negotiations will result in the execution of a definitive agreement. PTM's goal is to become the leading provider of branded photo realistic 3D computer animation products and services that enhance digital communication across a multitude of media platforms.

                       ELECTION OF DIRECTORS

     Subject to the completion of the PTM Merger, the Board of Directors of Fin will consist of five directors, each of whom will be elected on the later of the closing of the PTM Merger or the Effective Date, to serve from the date of election and for the year 2000 and until his or her successor is elected at the next annual meeting of stockholders or until his or her prior death, resignation or removal and the qualification of his or her successor. In the event the PTM Merger is not completed, the present directors of Fin shall continue in their capacities as directors, to serve until their successors are elected at the next annual meeting of stockholders or until their prior death, resignation or termination and the qualification of their successors.

Business Experience of Nominees for Election of Directors.
----------------------------------------------------------

     Michael Rosenblatt. Mr. Rosenblatt has served as Vice Chairman of PTM since October, 1998, and served as Co-President from 1997 to October, 1998.
He is the founding partner of Mirage Technologies, Inc.("Mirage Technologies"). Mirage Technologies is the general partner of Mirage Technologies, L.P. ("Mirage"), which together with Safeguard Scientifics, Inc. ("Safeguard") and Robert Verratti formed PTM in October 1997. In 1974, Mr. Rosenblatt also founded the Atlantic Entertainment Group, Inc. ("Atlantic Entertainment Group"), which became one of the largest privately held motion picture production and distribution companies in the United States. Atlantic Entertainment Group was sold by Mr. Rosenblatt in 1989. Mr. Rosenblatt also serves as Co-Chairman of the Board of Organic Systems, Burlington, Massachusetts and is on the board of EMC, Inc. of Wayne, Pennsylvania. He is also a member of the Executive Branch of the Motion Picture Academy of Arts and Science.

     Lucille S. Salhany. Lucille Salhany is expected to be appointed Chief Executive Officer, Co-President and a director of the Company upon or prior to the PTM Merger. Ms. Salhany is currently President, JH Media, Ltd. an advisory company with offices in Boston and LA. Ms. Salhany is past President and CEO of UPN and currently serves on the UPN operating committee. Under her guidance, UPN firmly established itself as the fifth broadcast network in television history. Previously, Ms. Salhany was Chairman of the FOX Broadcasting Company, Chairman of Twentieth Television and a member of the FOX, Inc. Board of Directors. Ms. Salhany guided the networks expansion from four to seven nights of programming and was instrumental in Fox's acquisition of the NFL. Prior to that, Ms. Salhany was President, Paramount Domestic Television. Ms. Salhany holds a seat on the Operating Committee of the United Paramount Network and on the Board of Directors of Compaq (a Fortune 100 company), Avid Technologies , B.R.A. Corporation of Boston, Coty, Inc. and Emerson College.

     Richard Guttendorf. Mr. Guttendorf has served as Chairman and Chief Executive Officer of PTM since October, 1998. Mr. Guttendorf is also Vice President and Director of Research for Safeguard. Mr. Guttendorf was previously Chief Executive Officer of Laser Communications, Inc.("LCI"), a leading manufacturer of short haul, laser optic wireless communications equipment. Prior to LCI, he was Chief Financial Officer of InterDigital Communications Corporation, a manufacturer and licensor of digital wireless telephone equipment and was Chief Financial Officer of Atlantic Financial, an $8 billion financial institution. Mr. Guttendorf is a Certified Public Accountant and has a Bachelor of Science degree in accounting from St. Francis College and a Master of Science degree in finance and accounting from Pennsylvania State University.

     Ian Hunter. Dr. Hunter is the Director of Research and Development at PTM. Dr. Hunter is also a Professor of Mechanical Engineering and Bio-Engineering at the Massachusetts Institute of Technology.

     Robert Verratti. Mr. Verratti served as Chief Executive Officer and Chairman of the Board of PTM from 1997 to October, 1998. Mr. Verratti has been the President of Charlestown Investments, Ltd., a company specializing in investments in companies in turn around or undervalued situations since 1980. Mr. Verratti is also a venture partner and consultant to the Chairman of Safeguard and TL Ventures. Mr. Verratti serves on the Board of Directors of CRWF Inc., Axcess Financial Inc., Net Effects, Inc. and Netsvision, Inc. Mr. Verratti graduated from the U.S. Naval Academy in 1966 with a Bachelor of Science degree in nuclear engineering.

Family Relationships Between any Current Director or Executive Officer or a Nominee to Become a Director.
-----------------------------

     There are no family relationships between any current director or executive officer or any nominee for the Election of Directors.

Compliance with Section 16(a) of the Exchange Act.
--------------------------------------------------

     Present directors, executive officers and 10% stockholders of Fin have filed all beneficial ownership reports and/or forms required to be filed by them with the Securities and Exchange Commission. No nominee for Election of Directors presently owns any shares of common stock of Fin; however, see the heading "Contractual Arrangements Regarding Changes in Control and Changes in Control Since the Beginning of the Last Fiscal Year," respecting present negotiations regarding the PTM Merger.

Involvement in Certain Legal Proceedings.
-----------------------------------------

     During the past five years, no present or former director, executive officer or person nominated to become a director or an executive officer of
Fin:

          (1) was a general partner or executive officer of any business against which any bankruptcy petition was filed, either at the time of the bankruptcy or two years prior to that time;

          (2) was convicted in a criminal proceeding or named subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

          (3) was subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

          (4) was found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Certain Relationships and Related Transactions.
-----------------------------------------------

    There have been no material transactions, series of similar transactions or currently proposed transactions to which Fin and any director, nominee for Election of Directors, executive officer, 5% stockholder or associate of any of these persons has been party during the past two calendar years; however, see the heading "Contractual Arrangements Regarding Changes in Control and Changes in Control Since the Beginning of the Last Fiscal Year," respecting present negotiations regarding the PTM Merger. The present nominees for Election of Directors are currently directors, executive officers or stockholders of PTM.

Changes in Control.
-------------------

     There have been no changes in control of Fin during the past two calendar years; however, see the heading "Contractual Arrangements Regarding Changes in Control and Changes in Control Since the Beginning of the Last Fiscal Year," respecting present negotiations regarding the PTM Merger.

Executive Compensation.
-----------------------
      No compensation was paid by Fin to any director, nominee for Election of Directors or executive officer of Fin during the past two calendar years, and there were no bonus, deferred, pension or other compensations plans covering any such person. If the PTM Merger is completed, the nominees for Election of Directors may participate in the Incentive Plan. See the caption "Lifef/x, Inc. 1999 Long Term Incentive Plan."

                 AMENDMENTS TO THE ARTICLES OF INCORPORATION

Forward Split, Capital Increase and Name Change.
------------------------------------------------

     The Board of Directors has proposed the Forward Split, the Capital Increase and the Name Change to assist it in connection with the present negotiations to acquire PTM in a triangular merger with a yet to be formed wholly-owned subsidiary of Fin; there presently is no written agreement with PTM, and there are numerous conditions to be satisfied before any such agreement can be finalized; accordingly, there can be no assurance that these negotiations will result in the execution of a definitive agreement.

     Regardless of current negotiations, Fin's management believes the Forward Split will increase the potential "public float" of shares of common stock of Fin owned by non-affiliated stockholders, and that the Capital Increase will give Fin more flexibility in negotiating acquisitions, reorganizations or mergers which will benefit Fin and its stockholders.

     The resolutions of the Board of Directors and majority stockholders resolutions contemplate a name change that assumes the PTM Merger will be completed, and authorize the Board of Directors to select a new or similar name to the proposed Name Change, in the event Fin or any proposed acquisition, reorganization or merger candidate's business operations would be better described by another name.

     A Certificate of Amendment will be filed with the Secretary of State of Nevada, reflecting the Forward Split, the Capital Increase and the Name Change, and indicating that the Effective Date of the Forward Split and the Capital Increase will be the 21st day following the mailing of a definitive copy of this Information Statement to the Fin Stockholders, and the effective date of Name Change will be if and when the PTM Merger is completed. If the PTM Merger is not completed, Fin's name will remain the same until otherwise changed by the Board of Directors pursuant to the authorization granted by the consenting stockholders to the action provided herein or until changed by the affirmative vote of persons owning a majority of the outstanding voting securities of Fin.

Fractional Shares and Stock Certificates.
-----------------------------------------

     Fractional Shares.
     ------------------

     All fractional shares resulting from the Forward Split will be rounded up to the nearest whole share; Duane S. Jenson, one of the majority stockholders who has consented to the Election of Directors, the Forward Split, the Capital Increase, the Name Change and the Incentive Plan (see the captions "Voting Securities and Principal Holders Thereof" and "Vote Required for Approval," herein), has agreed to convey to Fin from his personal holdings the shares required for this rounding.

     Stock Certificates.
     -------------------

     New stock certificates taking into account the Forward Split and reflecting the Capital Increase, and if applicable, the Name Change may be obtained from American Registrar & Transfer Co., whose address and telephone number are as follows: 342 East 900 South Street, Salt Lake City, Utah 85111;
Telephone: 801-363-9065. A transfer fee of $15 must accompany each transfer for each new stock certificate requested. Stock certificates being transferred into the present owner's name need not be signed or guaranteed; those being transferred to someone other than the present record owner must be signed and bear a "Medallion Member" bank or broker/dealer signature guarantee.

                  LIFEF/X, INC. 1999 LONG TERM INCENTIVE PLAN

     Effective November 3, 1999, the Board of Directors adopted the
Incentive Plan, subject to stockholder approval and the completion of the PTM Merger. The essential features of the Incentive Plan are outlined below. This description is qualified in its entirety by the full text of the Incentive Plan, which is attached and incorporated herein by reference. See the Exhibit Index.

     General.
     --------

     The Incentive Plan provides a means by which employees (including officers) and consultants of Fin and its subsidiaries and other affiliates, and members of the Board of Directors, may be given an opportunity to receive or purchase common stock of Fin. The Incentive Plan provides for the grant or issuance of stock options, stock appreciation rights ("SARs"), restricted stock and performance units (collectively, "Awards") to employees, consultants and non-employee directors. Fin, by means of the Incentive Plan, seeks to retain the services of persons who are now employees, consultants or directors, to secure and retain the services of new employees, consultants and directors, and to provide incentives for such persons to exert maximum efforts for the success of Fin and its affiliates.

     Administration.
     ---------------

     The Incentive Plan is administered by a committee appointed by the Board of Directors (the "Committee"). It is anticipated that to the extent necessary to satisfy the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and to exclude compensation earned under the Incentive Plan from being treated as nondeductible to Fin for federal income tax purposes, under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the Committee will be composed of not fewer than two Board members, all of whom will be "non-employee directors" under Rule 16b-3 under the Exchange Act and "outside directors" under Code Section 162(m).

     The Committee has the power to determine from time to time which eligible persons will be granted Awards, the type of Awards to be granted, when and how each Award will be granted, to construe and interpret the Incentive Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. Grants to non-employee directors must, however, be ratified or approved by the Board.

     Shares Subject to the Plan.
     ---------------------------

     The common stock that may be issued or transferred pursuant to Awards under the Incentive Plan may not exceed in the aggregate 5,529,375 shares of the Fin's common stock. Moreover, Awards covering no more than 2,000,000 shares of common stock may be granted to any individual in any calendar year. If and to the extent that options or SARs terminate, expire or are canceled, forfeited, exchanged or surrendered without having been exercised or if any shares of restricted stock or performance units are forfeited, the shares of common stock subject to such Awards will revert to and again become available for issuance under the Incentive Plan. The common stock subject to the Incentive Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

     Options.
     --------

          The Incentive Plan provides for the granting of options which are intended to qualify as "incentive stock options" within the meaning of Code
Section 422, as well as non-statutory stock options which are intended not to qualify as incentive stock options under the Code. See the heading "Federal Income Tax Consequences of Awards," for a discussion of the tax treatment of the various Awards included in the Incentive Plan. The following is a description of the permissible terms of options under the Incentive Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

     Eligibility. Incentive stock options may be granted only to employees of Fin and its subsidiary corporations. Non-statutory stock options may be granted only to employees and consultants of Fin and its affiliates and to non-employee directors of Fin.

     No person is eligible for the grant of an incentive stock option if, at the time of grant, such person owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company unless the exercise prices of such option is at least 110% of the fair market value of such common stock subject to the option at the date of grant and the option is not exercisable after the expiration of five years from the date of grant. Moreover, the aggregate fair market value, determined at the time of grant, of the shares of common stock with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year (under all such plans of Fin and its affiliates) may not exceed $100,000.

     Exercise Price. The exercise price of incentive stock options awarded under the Incentive Plan may not be less than the fair market value of the common stock subject to the option on the date of the option grant, and in some cases (see the heading "Eligibility" above), may not be less than 110% of such fair market value. The exercise price of non-statutory options awarded under the Incentive Plan is determined by the Committee.

     Option Term and Exercisability. The maximum term of an option granted under the Incentive Plan is 10 years. Options may first become exercisable (i.e., they may "vest") in cumulative increments, as determined by the Committee, except that options granted to employees, other than officers, directors and consultants, must vest at a rate of at least 20% per year. The Committee has the power to accelerate the time at which an option may first be exercised. Options may generally be exercised only if the optionee is still employed or providing services to the Company or, if the termination is other than for cause, within 90 days thereafter.

     Option Exercise. The exercise price of options must be paid at exercise in cash, by delivery of other common stock owned by the grantee for the period necessary to avoid a charge to Fin's earnings for financial reporting purposes, or by such other method as the Committee may approve.

     Withholding. All Awards under the Incentive Plan, including options, are subject to tax withholding requirements. To the extent permitted by the Committee, an optionee may satisfy any applicable federal, state or local tax withholding obligation relating to the exercise of an option by authorizing Fin to withhold a portion of the stock otherwise issuable to the optionee, having a value not in excess of the withholding obligation amount.

     Restricted Stock Awards.
     ------------------------

     The Committee may issue or transfer shares of common stock pursuant to a restricted stock Award only to employees and consultants of Fin and its affiliates and to non-employee directors of Fin. Such Awards may, but need not, require that the recipient pay some consideration for the shares. The Committee determines the conditions under which restrictions on the shares lapse. If the Award recipient ceases to be employed or provide services during the restriction period, or if other specified conditions are not met, the restricted stock grant terminates and the shares must be immediately returned to Fin. Subject to limited exceptions, during the restriction period, the Award recipient may not transfer, pledge or otherwise dispose of the restricted stock, but may vote the shares of restricted stock and receive dividends thereon. All restrictions imposed on the shares lapse upon expiration of the applicable restriction period and the satisfaction of the conditions imposed by the Committee.

     SARs.
     -----

     The Committee may grant SARs only to employees and consultants of Fin and its affiliates and to non-employee directors of Fin. SARs may, but need not, be granted in tandem with options. Tandem SARs are tied to an underlying option and require the holder to elect whether to exercise the underlying option or to surrender the option for an appreciation distribution equal to the market price of the vested shares purchasable under the surrendered option less the aggregate exercise price payable for such shares. Independent SARs are granted independently of any option and generally entitle the holder to receive upon exercise an appreciation distribution equal to the market price of a number of shares equal to the number of share equivalents to which the holder is vested under the independent SAR less the fair market value of such number of shares of stock on the date of grant of the independent SARs. Appreciation distributions payable upon exercise of SARs may, at the Committee's discretion, be made in cash, in shares of the common stock or a combination thereof.

     Performance Units.
     ------------------

     The Committee may grant performance units only to employees and consultants of Fin and its affiliates. Each performance unit provides the recipient with the right to receive an amount based on the value of the performance unit if performance goals established by the Committee are met. A performance unit is based on the value of a share of common stock or on such other measurement base as the Committee deems appropriate. If the Award recipient ceases to be employed or provide services during a performance period, or if other conditions established by the Committee are not met, the units are generally forfeited. The maximum amount that may be paid to an employee with respect to a performance period under a performance unit that is not based on the value of a share of Common Stock and is designed to satisfy the requirements of Code Section 162(m) is $2,000,000. In the case of performance units designed to satisfy the requirements of Code Section 162(m), the Committee must use objectively determinable performance goals based on one or more of the following criteria: stock price, earnings per share, net earnings, operating earnings, return on assets, shareholder return, return on equity, growth in assets, unit volume, sales, market share, or strategic business criteria consisting of one or more objectives based on meeting specific revenue goals, market penetration goals, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures.

     Restrictions on Transfer.
     -------------------------

     Only an Award holder may exercise rights under an Award during the Award holder's lifetime. Awards may not be transferred other than by will or by the laws of descent and distribution.

     Adjustment Provisions.
     ----------------------

     If there is any change in the stock subject to the Incentive Plan or subject to any Award granted under the Incentive Plan by reason of (i) a stock dividend, split or similar event, (ii) a merger, consolidation or reorganization in which Fin is the surviving corporation, (iii) a reclassification or change in par value, or (iv) any other extraordinary event affecting the outstanding common stock as a class without Fin's receipt of consideration, the Incentive Plan and Awards outstanding thereunder will be appropriately adjusted as to the class and the maximum number of shares subject to the plan, the maximum number of shares which may be granted to an employee during a calendar year and the class, number of shares and price per share of stock subject to such outstanding Awards.

     Effect of Certain Corporate Events.
     -----------------------------------

     Unless the Committee determines otherwise, in the event of a "reorganization" (generally, a merger or consolidation of Fin with another corporation where the stockholders of Fin, immediately prior to the transaction, will not own immediately after the transaction shares entitling such stockholders to more than 50% of all votes in the election of directors), a sale of substantially all Fin's assets, or a liquidation or dissolution of Fin, is approved, all outstanding options and SARs that are not exercised will be assumed by or replaced with comparable options or rights by the surviving corporation, if any. Unless the Committee determines otherwise, in the event of a "change of control" (generally, if any person, other than PTM stockholders or their affiliates, becomes a beneficial owner of securities of Fin holding a majority of the voting power, other than a Board approved acquisition) all outstanding options and SARs automatically vest, the restrictions and conditions on all outstanding restricted stock immediately lapse and holders of performance units receive a payment in settlement of their Award, in an amount determined by the Committee based on performance before the change of control. Notwithstanding the foregoing, in any corporate event described in the two preceding sentences the Committee may instead (i) require that Award holders surrender their outstanding options and SARs in exchange for a payment by Fin, in cash or common stock, as determined by the Committee, in an amount equal to the amount by which the then fair market value of the shares of common stock subject to the Award holder's unexercised options and SARs exceeds the exercise price of the options or the base amount of the SARs, as applicable, or (ii) after accelerating all vesting and giving option holders and SAR holders an opportunity to exercise their Awards, terminate all unexercised Awards.

     In the event that the division, subsidiary or other affiliated entity for which an Award holder works is sold or transferred (other than in a change of control transaction), the Committee may take any one or more of the following actions: (i) provide that Awards will be assumed, or substantially equivalent Awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) on such terms as the Committee determines to be appropriate, (ii) upon written notice to Award holders, provide that all unexercised options or SARs will terminate unless exercised by the Award holder within a specified time period, (iii) require that Award holders surrender their outstanding options and SARs in exchange for a payment by Fin, in cash or common stock, as determined by the Committee, in an amount equal to the amount by which the then fair market value of the shares of common stock subject to the Award holder's unexercised options and SARs exceeds the exercise price of the options or the base amount of the SARs, as applicable, or (iv) make such other adjustments, if any, as the Committee determines to be necessary or advisable to provide each such Award holder with a benefit substantially similar to that to which the Award holder would have been entitled had such event not occurred.

     Duration, Amendment and Termination.
     ------------------------------------

     The Board of Directors may amend or terminate the Incentive Plan at any time and from time to time. If not terminated sooner, the Incentive Plan will terminate on the tenth anniversary of its effective date. A plan amendment or termination that occurs after an Award has been made may not materially impair the rights of the Award holder without the consent of the Award holder.

     Federal Income Tax Consequences of Awards.
     ------------------------------------------

     The following is a brief summary of the Federal income tax rules currently applicable to Awards.

     Incentive Stock Options. Incentive stock options awarded under the Incentive Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code. There generally are no federal income tax consequences to the optionee or Fin by reason of the grant, vesting or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the optionee's alternative minimum tax liability, if any. If an optionee holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the optionee upon exercise of the option, any gain or loss on a disposition of such stock will be either short-term or long-term capital gain or loss, depending on the holding period. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), at the time of disposition, the optionee will recognize taxable ordinary income equal to the lesser of (i) the excess of the stock's fair market value on the date of exercise over the exercise price, or (ii) the optionee's actual gain, if any, on the purchase and sale. The optionee's additional gain, or any loss, upon the disqualify disposition will be a capital gain or loss, which will be short-term or long-term depending on the length of time the stock was held. Capital gains currently are generally subject to lower tax rates than ordinary income. Slightly different rules may apply to optionees who acquire stock subject to certain restrictions. Subject to the requirement of reasonableness, the provisions of Code Section 162(m) and the satisfaction of a tax reporting obligation, to the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, Fin will generally be entitled to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

     Non-statutory Stock Options. There are no tax consequences to the optionee or Fin by reason of the grant or vesting of a non-statutory stock option. Upon exercise of a non-statutory stock option, the optionee normally will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. Generally, with respect to employees, Fin is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Code Section 162(m) and the satisfaction of a reporting obligation, Fin will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain equal in amount to the excess of the amount realized on the disposition over the sum of the amount paid for the stock plus and any amount recognized as ordinary income upon option exercise. Such gain or loss will be short-term or long-term, depending on the length of time that the stock was held. Slightly different rules may apply to optionees who acquire stock subject to certain restrictions.

     Restricted Stock. In the case of a restricted stock award, generally, the excess of the fair market value of the stock (determined as of when the stock is not subject to a substantial risk of forfeiture or, if earlier, when it may be sold in an arms-length transaction, i.e., at vesting) over what the employee or other Award recipient has paid for the stock, if anything, is taxed to the recipient as ordinary income in the year that the stock vests. However, the recipient may make an election under Code Section 83(b) to be taxed in the year of grant on the excess of the fair market value of the stock at the time of the grant (determined without regard to restrictions which will lapse) over what the recipient has paid for the stock. Subject to the requirement of reasonableness, Section 162(m) of the Code and the satisfaction of a tax reporting obligation, Fin will generally be entitled to a business expense deduction at the same time as and in the same amount as ordinary income is recognized by the recipient. Upon disposition of the stock, the recipient will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock, if any, plus any amount recognized as ordinary income upon acquisition or vesting of the stock.

     SARs and Performance Units. No taxable income is realized upon the receipt of a SAR or a performance unit Award. Upon exercise of a SAR or the receipt of payment under a performance unit, the cash and the fair market value of shares received is treated as compensation taxable as ordinary income to the recipient in the year of such exercise and receipt. Subject to the requirement of reasonableness, Code Section 162(m) and the satisfaction of a reporting obligation, Fin will be entitled to a business expense deduction equal to the taxable ordinary income recognized by the recipient.

                          VOTE REQUIRED FOR APPROVAL

     Person owning approximately 95% of the outstanding voting securities of Fin have consent to and adopted the Election of Directors, the Forward Split, the Capital Increase and the Name Change, and the Incentive Plan. No other votes are required or necessary, as outlined below. See the caption "Security Ownership of Principal Holders and Management," above.

Election of Directors, Forward Split, the Capital Increase, the Name Change and Incentive Plan.
-------------------

     Election of Directors.
     ----------------------

     Section 2.08 of Fin's Bylaws provides that one half of the total voting power of the outstanding shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the stockholders. If a quorum is present, the affirmative vote of the majority of the voting power represented by shares at the meeting and entitled to vote on the subject shall constitute action by the stockholders, unless the vote of a greater number or voting by classes is required by the laws of the state of incorporation or the Articles of Incorporation. There is no similar governing provision in Fin's Articles of Incorporation.

     Section 78.330 of the Nevada Law provides that directors must be elected at the annual meeting of stockholders by a plurality of the votes cast at the election.

     Section 78.320 provides that any action required to be taken at a special or annual meeting of the stockholders of a Nevada corporation may be taken by written consent, in lieu of a meeting, if the consent is signed by stockholders owning at least a majority of the voting power.

     The Forward Split, the Capital Increase and the Name Change.
     ------------------------------------------------------------

     Section 78.385 of the Nevada Law provides an outline of the scope of amendments that a Nevada corporation can make to its Articles of Incorporation. These include the Forward Split, the Capital Increase and the Name Change as proposed.

     The procedure and requirements to effect an amendment to the Articles of Incorporation of a Nevada corporation are set forth in Section 78.390 of the Nevada Law. This Section provides that the proposed amendments must first be adopted by the Board of Directors, submitted to the stockholders for their consideration at a special or annual meeting and must be approved by persons owning a majority of the outstanding voting securities.

     Section 78.320 provides that any action required to be taken at a special or annual meeting of the stockholders of a Nevada corporation may be taken by written consent, in lieu of a meeting, if the consent is signed by stockholders owning at least a majority of the voting power.

     The Board of Directors of Fin and persons owning in excess of 95% of the outstanding voting securities of Fin have adopted, ratified and approved the Forward Split, the Capital Increase and the Name Change (see the heading "Security Ownership of Principal Holders and Management," of the caption "Voting Securities and Principal Holders Thereof," above). No further votes are required or necessary to effect the proposed amendments.

     The Incentive Plan.
     -------------------

     Under Section 78.211 of the Nevada Law, the Board of Directors has the power to issue shares of a Nevada corporation and to set the consideration paid for the issuance of shares.

     Rule 16b-3(d)(2) of the Securities and Exchange Commission allows "Employee Benefit Plan Transactions" to be approved by the affirmative votes of a majority of the securities of the issuer present, or represented or entitled to vote at the meeting.

                             ADDITIONAL INFORMATION

     Additional information concerning Fin, including its annual and quarterly reports for the past twelve months and its 10-SB Registration Statement, as amended, which have been previously filed with the Securities and Exchange Commission, may be accessed though the EDGAR Archives, at www.sec.gov.

                          EXHIBIT INDEX

 19   10-KSB Annual Report of Fin for the year ended December 31, 1998 *

 99   Lifef/x, Inc. 1999 Long Term Incentive Plan

     * Incorporated herein by reference for filing purposes; however, the 10-KSB will be mailed to stockholders with the Information Statement.



                              BY ORDER OF THE BOARD OF DIRECTORS



November 3, 1999              Wayne Bassham
                              President, CEO and Director